Exhibit 10.1

THIRD MODIFICATION AGREEMENT

THIS THIRD MODIFICATION AGREEMENT (this “Agreement”) is dated as of May 3, 2024, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (in such capacity, collectively with its successors and assigns, “Administrative Agent”), for and on behalf of the lenders from time to time a party to that certain Fourth Amended and Restated Credit Agreement, dated as of December 21, 2021 (as amended by that certain First Modification Agreement, dated as of September 15, 2022, as further amended by that certain Second Modification Agreement, dated as of December 22, 2023, and as further amended, restated, modified, supplemented or replaced from time to time, the “Existing Credit Agreement”), by and among Borrower, Administrative Agent, the aforementioned lenders (each, a “Lender” and, collectively, “Lenders”), and HUDSON PACIFIC PROPERTIES, L.P., a Maryland limited partnership (“Borrower”). Each capitalized term used and not otherwise defined herein shall have the meaning given to such term in the Existing Credit Agreement.

RECITALS

A.Pursuant to the terms of the Existing Credit Agreement and other Loan Documents, the Lenders have provided Revolving Commitments to Borrower in an aggregate amount equal to nine hundred million dollars ($900,000,000.00), which Loans borrowed pursuant to such Revolving Commitments may bear interest, and are permitted to incur fees, commissions or other amounts, based on CDOR Rate in accordance with the terms of the Existing Credit Agreement and the other applicable Loan Documents.

B.An Early Opt-In Election has occurred with respect to CDOR Rate and the applicable parties to the Existing Credit Agreement have determined, in accordance with the Existing Credit Agreement, that CDOR Rate should be replaced with Term CORRA Reference Rate (together with the applicable Benchmark Replacement Adjustment) as the Benchmark Replacement therefor, in accordance with the definition thereof, for purposes of the Existing Credit Agreement and the other Loan Documents, including for settings of Benchmark rates that occur on or after the Benchmark Transition Start Date (which date shall be the Transition Date as defined below), pursuant to a Benchmark Replacement amendment being implemented in accordance with the Benchmark Replacement provisions set forth in Section 5.2(b) of the Existing Credit Agreement.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Administrative Agent hereby agree as follows:

1.AMENDMENT. Notwithstanding anything to the contrary contained in the Existing Credit Agreement or in any other Loan Document, the Existing Credit Agreement and each other applicable Loan Document are each hereby amended and modified to give effect to the CDOR to CORRA Replacement (defined below) on and as of the Third Modification Effective Date (defined below).

2.NOTICE. This Agreement shall constitute all required notices pursuant to the Existing Credit Agreement from Administrative Agent to Borrower and Lenders of, relating to or in connection with the CDOR to CORRA Replacement, including, without limitation, (i) the Early Opt-In Election, (ii) the Benchmark Replacement Date and the Benchmark Transition Start Date, (iii) the implementation of Term CORRA Reference Rate as a Benchmark Replacement, (iv) the implementation of the Term CORRA Adjustment as the Benchmark Replacement Adjustment, and (v) certain Benchmark Replacement Conforming Changes, in each such case, in connection with the adoption and implementation of Term CORRA (including any applicable Benchmark Replacement Adjustment), the use and administration thereof and/or otherwise to effect the CDOR to CORRA Replacement.

3.DISCONTINUATION OF CDOR. Notwithstanding any provision of the Existing Credit Agreement or any other Loan Document to the contrary, whether or not CDOR is operational, reported, published on a synthetic basis or otherwise available in the market as of the Transition Date, subject to Section 7 of this Agreement: (a) pursuant to clause (3) of the definition of “Benchmark Replacement” in the Existing Credit Agreement, Term CORRA Reference Rate (defined below) constitutes the Benchmark Replacement for CDOR for all purposes under the Existing Credit Agreement and the other Loan Documents (such replacement, the “CDOR to CORRA Replacement”); (b) the Term CORRA Adjustment constitutes the

Exhibit 10.1
Benchmark Replacement Adjustment in connection with the CDOR to CORRA Replacement; (c) no Loans shall, from and after the Transition Date bear interest based on CDOR; (d) any request for a disbursement, from and after the Transition Date, of any Loans that are to bear interest based on CDOR shall be ineffective, to the extent that any such disbursement would, but for the provisions of this Agreement, reference a setting of CDOR on or after the Transition Date; and (e) any right or option the Borrower may have to request Loans denominated in Canadian Dollars at a rate of interest based on CDOR shall be of no further force or effect, from and after the Transition Date.

4.CDOR TO CORRA REPLACEMENT. Following the Transition Date, subject to Section 7 of this Agreement, (a) the “Benchmark” with respect to any Obligations, interest, fees, commissions or other amounts denominated in Canadian Dollars or calculated with respect thereto, means Term CORRA Reference Rate, provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to such benchmark rate (i.e., Term CORRA Reference Rate), then the “Benchmark” with respect to Obligations, interest, fees, commissions or other amounts denominated in Canadian Dollars means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate (as applicable to the foregoing) pursuant to Section 5.2(b)(i) of the Existing Credit Agreement, (b) the use of CDOR Rate in the definitions of “Alternative Currency Interest Period,” “Alternative Currency Interest Rate,” and “Benchmark” are each hereby deleted and replaced with “Term CORRA,” (c) the use of CDOR Rate in Section 2.1(b) of the Existing Credit Agreement is hereby deleted and replaced with “Adjusted Term CORRA,” (d) the use of CDOR Rate in Section 5.2(b)(iv) is hereby deleted and replaced with “Term CORRA Reference Rate,” (e) unless the context otherwise requires, references to “CDOR” in the Existing Credit Agreement shall be deemed to be references to Adjusted Term CORRA, and (f) the following revisions shall be made:

The defined term “RFR Business Day” is hereby deleted in its entirety and replaced with the following:

““RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Canadian Dollars, any day except for (i) a Saturday, (ii) a Sunday, or (iii) a day on which banks are closed for general business in Toronto, and (c) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in this Agreement, in each case, such day is also a Business Day.”

Section 2.1(b)(iv) is hereby deleted in its entirety and replaced with the following:

“(iv) (I) 7:00 a.m. Pacific time at least three (3) RFR Business Days prior to a borrowing of Revolving Loans that are to be Multicurrency Loans denominated in Canadian Dollars and (II) 11:00 a.m. Eastern time at least five (5) RFR Business Days prior to a borrowing of Revolving Loans that are to be Multicurrency Loans denominated in Sterling, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing or Alternative Currency Credit Notice.”

Section 2.9(a) is hereby deleted in its entirety and replaced with the following:

“(a) Optional. Subject to Section 5.4, the Borrower may prepay any Loan at any time without premium or penalty. The Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice (or at least three (3) RFR Business Days for Multicurrency Loans denominated in Canadian Dollars, or five (5) RFR Business Days for Multicurrency Loans denominated in Sterling) (or in each case, such shorter period as may be acceptable to the Administrative Agent in its sole discretion) of the prepayment of any Loan (which notice shall specify the Type and Class of Loan being repaid); provided that such notice may be revocable at the Borrower’s discretion. Each voluntary prepayment of Loans denominated in Dollars or any Alternative Currency of the same Class shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof (or in the aggregate amount of Revolving Loans or all Term Loans of a given Class, as applicable, then outstanding).”

Section 2.10(b) is hereby deleted in its entirety and replaced with the following:

Exhibit 10.1
“(b) Multicurrency Loans. So long as no Event of Default exists, the Borrower may on any Business Day, with respect to any Multicurrency Loan, select a new Interest Period for such Multicurrency Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Administrative Agent an Alternative Currency Credit Notice not later than 2:00 p.m. at least (I) three (3) RFR Business Days prior to the date of any such Continuation for Multicurrency Loans denominated in Canadian Dollars, and five (5) RFR Business Days prior to the date of any such Continuation for Multicurrency Loans denominated in Sterling. Such notice by the Borrower of a Continuation shall be by facsimile, electronic mail or other similar form of communication in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the Multicurrency Loan, Class and portion thereof subject to such Continuation, and (c) the duration of the selected Interest Period, all of which shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder. If no Alternative Currency Interest Period is specified in the Alternative Currency Credit Notice with respect to an Alternative Currency to which an Alternative Currency Interest Period applies, then Borrower shall be deemed to have selected an Alternative Currency Interest Period of one month’s duration. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Administrative Agent shall notify each Revolving Multicurrency Tranche Lender of such proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any applicable Multicurrency Loan in accordance with this Section, such Loan will automatically, on the last day of the current Interest Period therefor, continue as a Multicurrency Loan with an Interest Period of one month unless such Multicurrency Loan is repaid, with all interest accrued thereon, on the last day of the applicable Interest Period; provided, however, that if an Event of Default exists, such Loan will automatically, on the last day of the current Interest Period therefor, or earlier if required by the Administrative Agent subject to Section 5.4, Convert into a Base Rate Loan, denominated in Dollars, in an amount equal to the Dollar Equivalent Amount of the Multicurrency Loan so Converted, notwithstanding the first sentence of this Section 2.10(b) or the Borrower’s failure to comply with any of the terms of such Section.”

5.Intentionally Omitted.

6.Benchmark Replacement Conforming Changes for Adjusted Term CORRA Benchmark. In connection with the use or administration of Adjusted Term CORRA, or any rates derived from the foregoing or in connection with the foregoing or any Benchmark Replacement Adjustment, Administrative Agent in its reasonable discretion in consultation with the Borrower will have the right to make further Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any of the other Loan Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to any of the Loan Documents. Administrative Agent will promptly notify Borrower and Lenders of the effectiveness of any further Benchmark Replacement Conforming Changes in connection with the use or administration of Term CORRA Reference Rate, or any rates derived from the foregoing or in connection with the foregoing or otherwise. Nothing in this Agreement shall restrict or impact the ability or right of the Administrative Agent to make any future modifications, supplements, amendments, technical, administrative or operational changes or other conforming changes that the Administrative Agent in its reasonable discretion in consultation with the Borrower determines may be appropriate to reflect the adoption and implementation of Term CORRA (as may be adjusted by the applicable Benchmark Adjustment) and to permit the use and administration thereof by the Administrative Agent to the extent permitted pursuant to the Existing Credit Agreement and the other Loan Documents.

7.Delayed Transition for Prior Interest Period. The provisions in Sections 3 through 6 of this Agreement shall not apply with respect to any (i) period or determination of CDOR that (I) is or was set prior to the Transition Date and (II) is held constant for a specifically designated period (e.g., an Interest Period in effect as of the date hereof) and is not reset on a daily or substantially daily basis (disregarding day count, weekend or holiday conventions), and (ii) retroactive margin, yield, fee or commission increases available to the Administrative Agent or the Lenders as a result of any inaccuracy in any financial statement or compliance certificate that, if corrected, would have led to the application of a higher interest margin or yield with respect to any Loan accruing interest based on the CDOR or any higher fee or commission for any applicable period, and in each case, the defined terms used therein and provisions with respect thereto (in each case, as in effect immediately prior to giving effect to the provisions of this Agreement on the Transition Date) shall continue in effect solely for such purpose; provided that, with respect to any such CDOR applicable to the Loans described in clause (i) of this Section 7, such CDOR shall only continue in effect in accordance with its terms until the then-current Interest Period therefor has concluded.

Exhibit 10.1

8.CERTAIN DEFINED TERMS. For the purposes of this Agreement, each of the following capitalized terms shall have the meaning given to such term below:

“Adjusted Term CORRA” means, for purposes of any calculation, the rate per annum equal to (a) Term CORRA for such calculation plus (b) the Term CORRA Adjustment; provided that if Adjusted Term CORRA as so determined shall ever be less than the Floor, then Adjusted Term CORRA shall be deemed to be the Floor.
“CORRA” means a rate equal to the Canadian Overnight Repo Rate Average as administered and published by the CORRA Administrator.
“CORRA Administrator” means the Bank of Canada (or any successor administrator of the Term CORRA Reference Rate).
“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) RFR Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 5:00 p.m. Toronto time on any Periodic Term CORRA Determination Date the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding RFR Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term CORRA Determination Date.
“Term CORRA Adjustment” means, with respect to any Term CORRA Loan, a percentage per annum as set forth below for the applicable Interest Period therefor:

Interest Period	Percentage
One month	0.29547%
Three months	0.32138%

“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term CORRA Loan” means a Loan that bears interest at a rate based on Adjusted Term CORRA.
“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.
“Transition Date” means May 3, 2024.
9.RATES. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any

Exhibit 10.1
Benchmark Replacement), as it may or may not be adjusted pursuant to Section 5.2(b) of the Existing Credit Agreement, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term CORRA Reference Rate, Term CORRA, Adjusted Term CORRA, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or any Benchmark Replacement Adjustment, in each case pursuant to the terms of this Agreement or the Existing Credit Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

10.CONDITIONS TO EFFECTIVENESS. Pursuant to the Existing Credit Agreement, this Agreement shall be effective as of the first date all of the following conditions are satisfied (the first date of such satisfaction, the “Third Modification Effective Date”):
(a)Agreement. The Administrative Agent shall have received (i) this Agreement executed and delivered by a duly authorized officer of (A) the Borrower and (B) the Administrative Agent and (ii) the Consent and Ratification of Guarantor duly executed by each Guarantor.
(b)Representations and Warranties. The representations and warranties made pursuant to Section 11 of this Agreement shall be true and correct on and as of such date with the same force and effect as if made on and as of such date.
(c)No Event of Default. No Default or Event of Default exists on and as of such date.
(d)Effectiveness. Pursuant to Section 5.2(b)(i) of the Existing Credit Agreement, this Agreement shall become effective at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders, so long as Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Requisite Lenders.

11.REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as of the date hereof and the Third Modification Effective Date that:

11.1.ORGANIZATION; POWER; QUALIFICATION. Each of the Borrower, the other Loan Parties and the other Subsidiaries is a corporation, limited liability company, partnership or other legal entity (as applicable), duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being and hereafter proposed to be conducted and is duly qualified and is in good standing as a foreign corporation, limited liability company, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect.

11.2.AUTHORIZATION. The Borrower and each other Loan Party has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

Exhibit 10.1
11.3.COMPLIANCE WITH LAWS. The execution, delivery and performance of this Agreement in accordance with its terms do not and will not, by the passage of time, the giving of notice, or both: (i) require any material Governmental Approval not already obtained or violate in any material respect any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, (iii) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound, which could reasonably be expected to have a Material Adverse Effect; or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties.

11.4.NO DEFAULT. The execution, delivery and performance of this Agreement will not result in any Loan Party or any of their respective Subsidiaries being in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement, limited liability company agreement or other similar organizational documents which has not been remedied, cured or waived.

11.5.INCORPORATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower and each other Loan Party set forth in the Existing Credit Agreement and in any other Loan Document are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the date hereof and the Third Modification Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).

11.6.REPRESENTATION BY INDEPENDENT COUNSEL. The Borrower and each other Loan Party (i) has been represented by independent legal counsel of its choice (or has had the opportunity to consult with independent legal counsel of its choice) in connection with this Agreement, (ii) has reviewed this Agreement and understands the agreements contained herein and their impact on the terms of the Existing Credit Agreement and each other Loan Document and the Borrower’s or such other Loan Party’s rights and obligations thereunder and (iii) has knowingly and voluntarily agreed to execute and deliver this Agreement without duress.

12.NON-IMPAIRMENT AND FULL FORCE AND EFFECT. Except as expressly provided herein, nothing in this Agreement shall alter or affect any provision, condition, or covenant contained in any of the Loan Documents or affect or impair any rights, powers, or remedies of Administrative Agent or Lenders, it being the intent of the parties hereto that the provisions of the Loan Documents shall continue in full force and effect except as expressly modified hereby. This Agreement is a modification of an existing obligation and is not a novation and all existing obligations remain in full force and effect after giving effect to this Agreement.

13.MISCELLANEOUS PROVISIONS.

13.1.Intentionally Omitted.

13.2.No Waiver. No previous waiver and no failure or delay by Administrative Agent or any Lender in acting with respect to the terms of the Loan Documents shall constitute a waiver of any breach, default, or failure of condition under the Loan Documents. A waiver of, or consent to deviate from, any term of the Loan Documents must be made in writing and shall be limited to the express written terms of such waiver or consent.

13.3.Severability. If any provision of this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents, provided, however, that if the rate of interest or any other amount payable under any Note, this Agreement, the Existing Credit Agreement or any other Loan Document, or the right of collectability therefore, are declared to be or become invalid, illegal or unenforceable, Lenders’ obligations to make advances under the Loan Documents shall not be enforceable by Borrower.

Exhibit 10.1

13.4.Time. Time is of the essence of each and every term herein.

13.5.Governing Law and Consent to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. Section 13.5 of the Existing Credit Agreement is incorporated herein by this reference.

13.6.Further Assurances. The Borrower and each other Loan Party each agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Agreement.

13.7.Headings. The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.

13.8.Counterparts. To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. The words “execution,” “signed,” “signature,” and words of like import in or related to this Agreement, any other Loan Document or any other document to be signed in connection herewith or the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures from any Person in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it. Each of the parties hereto hereby (i) agrees that, for all purposes, electronic images of this Agreement and each other Loan Document (including, in each case, signature pages thereto) shall have the same legal effect, validity, admissibility into evidence and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity, admissibility into evidence or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies hereof, including with respect to any of the signatures thereto.

13.9.Defined Terms. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the meanings attributed to such terms in the Existing Credit Agreement.

13.10.Notices. All notices relating to this Agreement shall be delivered in the manner and subject to the provisions set forth in the Existing Credit Agreement.

13.11.Expenses and Indemnities. Sections 13.2 and 13.10 of the Existing Credit Agreement are incorporated herein by this reference.

13.12.Exhibits, Schedules and Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Agreement by such attachment for all purposes.

13.13.Inconsistencies. In the event of any inconsistencies between the terms of this Agreement and the terms of any of the other Loan Documents, the terms of this Agreement shall prevail.

13.14.Binding Effect, Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties to the Existing Credit Agreement and each other applicable Loan Document and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.

Exhibit 10.1

13.15.Reference to and Effect on the Existing Credit Agreement and the Other Loan Documents. On and after the Third Modification Effective Date, each reference in any Loan Document to such Loan Document, “hereunder”, “herein” or words of like import referring to such Loan Document, and each reference in the other Loan Documents to another Loan Document, “thereunder”, “thereof” or words of like import referring to such Loan Document shall mean and be a reference to such Loan Document as amended by this Agreement. This Agreement shall be deemed to be a “Loan Document” for purposes of the Existing Credit Agreement (as amended hereby) and the other Loan Documents.

13.16.Integration; Interpretation. This Agreement, the Existing Credit Agreement (as amended hereby), and the other Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated therein and supersede all prior negotiations or agreements, written or oral. None of these documents shall be modified except as set forth in Section 13.7 of the Existing Credit Agreement and any other applicable Loan Document. Any reference to the Loan Documents includes any amendments, renewals or extensions now or hereafter approved by Administrative Agent in writing.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Exhibit 10.1

IN WITNESS WHEREOF, Borrower and Administrative Agent have caused this Agreement to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE AGENT: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent By: /s/ CHRISTINA JOHNNIE Name: Christina Johnnie Title: Vice President

(signatures continue on the following page)

BORROWER:

HUDSON PACIFIC PROPERTIES, L.P.
a Maryland limited partnership

By: HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation, its general partner

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer

[Signature Page to Third Modification Agreement]

Exhibit 10.1
CONSENT AND RATIFICATION OF GUARANTOR

The undersigned, each as a Guarantor under the Guaranty, dated as of December 21, 2021 (the “Guaranty”) and referenced in the Third Modification Agreement to which this Consent and Ratification of Guarantor is attached (the “Third Modification Agreement”), hereby unconditionally and irrevocably: (a) confirms it has received a copy of the Third Modification Agreement and consents to Borrower’s execution and delivery of, and performance under, the Third Modification Agreement and the Existing Credit Agreement as amended thereby; (b) affirms its obligations under the Guaranty after giving effect to the Third Modification Agreement; and (c) agrees that the execution and delivery of the Third Modification Agreement shall not operate to release, discharge, serve as a defense to, or in any way alter or amend the obligations of the undersigned under the Guaranty.
Executed as of the date of the Third Modification Agreement.
“GUARANTOR”

HUDSON PACIFIC PROPERTIES, INC.,
a Maryland corporation

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer
[Consent and Ratification of Guarantor (Third Modification Agreement)]

Exhibit 10.1
HUDSON TECHMART COMMERCE CENTER, LLC
HUDSON PALO ALTO SQUARE, LLC
HUDSON 10900 WASHINGTON, LLC
HUDSON 11601 WILSHIRE, LLC
HUDSON 1740 TECHNOLOGY, LLC
HUDSON 275 BRANNAN, LLC
HUDSON 3176 PORTER DRIVE, LLC
HUDSON 333 TWIN DOLPHIN PLAZA, LLC
HUDSON 555 TWIN DOLPHIN PLAZA, LLC
HUDSON FIRST & KING, LLC
HOWARD STREET ASSOCIATES, LLC
HUDSON 901 MARKET, LLC
HUDSON CLOCKTOWER SQUARE, LLC
HUDSON CONCOURSE, LLC
HUDSON FOOTHILL RESEARCH CENTER, LLC
HUDSON 4th & TRACTION, LLC
HUDSON GATEWAY PLACE, LLC
HUDSON 405 MATEO, LLC
HUDSON METRO CENTER, LLC
HUDSON METRO PLAZA, LLC
HUDSON PAGE MILL CENTER, LLC
HUDSON SHOREBREEZE, LLC
HUDSON SKYPORT PLAZA, LLC
HUDSON TOWERS AT SHORE CENTER, LLC
HUDSON PAGE MILL HILL, LLC
HUDSON MET PARK NORTH, LLC
HUDSON 625 SECOND, LLC
HUDSON 10950 WASHINGTON, LLC
HUDSON MERRILL PLACE, LLC
HUDSON 1003 4TH PLACE, LLC
Q LEASECO, LLC
SUNSET Q HOLDINGS, LLC
SUNSET QUIXOTE HOLDINGS, LLC

By: Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

Hudson Pacific Properties, Inc.
a Maryland corporation,
its general partner

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer
[Consent and Ratification of Guarantor (Third Modification Agreement)]

Exhibit 10.1

HPP-MAC-WSP, LLC

By: Hudson WSP, LLC,
a Delaware limited liability company,
its sole member

By: Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer

HUDSON 1455 MARKET STREET, LLC

By: Hudson 1455 Market, L.P.,
a Delaware limited partnership,
its sole member

By: Hudson 1455 GP, LLC,
a Delaware limited liability company,
its sole member

By: Hudson Pacific Properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer
[Consent and Ratification of Guarantor (Third Modification Agreement)]

Exhibit 10.1

HUDSON RINCON CENTER, LLC
By: Hudson Rincon Center Commercial LLC,
a Delaware limited liability company,
its sole member

By: Hudson Pacific properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer

QUIXOTE STUDIOS LLC
By: Sunset Quixote Holdings, LLC
a Delaware limited liability company,
its sole member

By: Hudson Pacific properties, L.P.,
a Maryland limited partnership,
its sole member

By: Hudson Pacific Properties, Inc.,
a Maryland corporation,
its general partner

By: /s/ MARK T. LAMMAS
Name: Mark T. Lammas
Title: President and Treasurer

[Consent and Ratification of Guarantor (Third Modification Agreement)]